UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 15, 2021
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2021, the Board of Directors (the “Board”) of First Solar, Inc. (the “Company” or “First Solar”) increased the size of the Board to 12 directors and appointed Anita Marangoly George to the Board to fill the newly created directorship, effective July 15, 2021. Ms. George will serve on the Board’s nominating and governance and technology committees.

Ms. George has held various positions at la Caisse de Dépôt et Placement du Québec (“CDPQ”), a global investment group managing funds for public retirement and insurance plans. Ms. George serves as a Strategic Advisor to CDPQ and previously served from 2017 to 2020 as Executive Vice President and Head of Emerging Markets and Strategic Partnerships, and from 2020 until June 2021 as Executive Vice President, Deputy Head of CDPQ Global. Prior to joining CDPQ in 2016 as Managing Director, South Asia, Ms. George worked at the World Bank from June 2014 until 2016 as Senior Director, Global Practice Energy and Extractives, and from 2000 to 2014 at the International Finance Corporation.

Ms. George is known for her expertise in infrastructure finance, especially renewable energy finance. Ms. George currently represents CDPQ on the private-company boards of TVS Logistics, a global supply chain company headquartered in Chennai, India, and Edelweiss Credit Finance Limited, a financial services company based in Mumbai, India. Ms. George also serves on boards within CDPQ for its investment advisory companies in India, Mexico, and Brazil.

Ms. George also serves on the board of The Indo-Canadian Business Chamber, a not-for-profit promoting trade between India and Canada, and TalentNomics India, a not-for-profit focused on empowerment of women. Formerly, she served on the World Economic Forum Global Future Council on Infrastructure, and currently serves on the following non-profit advisory boards and councils: Federation of Indian Chambers of Commerce & Industry’s Private Equity and Capital Markets Committees, UK-India Climate Finance Group, WWF Climate Solver Group, and Women in Private Equity (an industry association for women in private equity). Ms. George is currently also the president of the Indo-Canadian Chamber of Commerce.

Ms. George holds a master’s degree in Economic Policy and a Master of Business Administration from Boston University, and a Bachelor of Arts from Smith College.

Ms. George is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. George will receive compensation as a non-associate director in accordance with the Company’s non-associate director compensation practices, including annual retainers and equity-based compensation (as described in “Non-Associate Director Compensation” of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2021). In connection with joining the Board, Ms. George entered into a Director and Officer Indemnification Agreement, in substantially the same form as the Company has previously filed with the Securities and Exchange Commission as Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2013.

On July 19, 2021, First Solar issued a press release regarding Ms. George’s appointment, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of First Solar, Inc. dated July 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: July 19, 2021	By:	/s/ JASON DYMBORT
	Name:	Jason Dymbort
	Title:	General Counsel & Secretary

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